As filed with the Securities and Exchange Commission on September 13, 2022

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RED ROBIN GOURMET BURGERS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	84-1573084 (I.R.S. Employer Identification No.)
10000 E. Geddes Avenue, Suite 500 Englewood, CO 80112 (Address of principal executive offices)	80112 (Zip code)
G.J. Hart President and Chief Executive Officer 10000 E. Geddes Avenue, Suite 500 Englewood, CO 80112 (Name and address of agent for service)
(303) 846-6000 (Telephone number, including area code, of agent for service)

2022 Employment Inducement Grant

(Full title of the Plan)

Copies to:

David S. Huntington, Esq.
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019-6064
(212) 373-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This registration statement is filed by Red Robin Gourmet Burgers, Inc. (the “Company” or “Registrant”) to register 247,524 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) that are reserved for issuance upon the vesting of performance stock units and restricted stock units granted to G.J. Hart, the Company’s recently appointed President and Chief Executive Officer (the “Inducement Grant”). The Inducement Grant has been granted outside of the Company’s long-term incentive plan as an inducement material to Mr. Hart entering into employment with the Company in accordance with Nasdaq Listing Rule 5635(c)(4).

PART I

INFORMATION REQUIRED IN THE

SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 (plan information and Company information) will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents need not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Securities Act Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this registration statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

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PART II

INFORMATION REQUIRED IN THE

REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, previously filed by the Company with the Commission, are hereby incorporated in this registration statement by reference as of their date of filing with the Commission:

•	The Company’s Annual Report on Form 10-K for the fiscal year ended December 26, 2021, filed with the Commission on March 10, 2022;

•	The Company’s Quarterly Report on Form 10-Q for the quarter ended April 17, 2022, filed with the Commission on May 26, 2022;

•	The Company’s Quarterly Report on Form 10-Q for the quarter ended July 10, 2022, filed with the Commission on August 10, 2022;

•	The Company’s Current Reports on Form 8-K filed on February 3, 2022, March 10, 2022 (Film No. 22729009), May 20, 2022, June 23, 2022, June 29, 2022 and July 14, 2022; and

•	The description of the Company’s Common Stock contained in its Registration Statement on Form S-3, filed with the SEC on May 29, 2020 (File No. 333-238806), and any other amendment or report filed for the purpose of updating such description.

All other documents filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement indicating that all securities offered under the registration statement have been sold, or deregistering all securities then remaining unsold, are also incorporated herein by reference and shall be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated by, or deemed incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

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Item 4. Description of Securities.

The Common Stock is registered pursuant to Section 12 of the Exchange Act and, therefore, the description of securities is omitted.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officer.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and agents against expenses (including attorneys’ fees) and (other than in actions by or in the right of the corporation to procure a judgment in its favor) judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the registrant. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Section 1 of Article VIII of the registrant’s Fourth Amended and Restated Bylaws provides for mandatory indemnification by the registrant of its present and former directors and officers and permits indemnification by the registrant of its employees and agents to the fullest extent permitted by the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. The registrant's certificate of incorporation provides that:

A director of [the Company] shall not be personally liable to [the Company] or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to [the Company] or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

The Company maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, and (b) to the Company with respect to payments which may be made by the registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description
3.1*	Restated Certificate of Incorporation of Red Robin Gourmet Burgers, Inc., dated as of May 28, 2015. Incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed on May 29, 2015.

3.2*	Fourth Amended and Restated Bylaws dated May 24, 2012. Incorporated by reference to Exhibit 3.2 to our Quarterly Report on Form 10- Q filed on August 10, 2012 (File No. 001-34851).

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3.3*	Amendment No. 1 dated February 13, 2013 to Fourth Amended and Restated Bylaws dated May 24, 2012. Incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed on February 19, 2013 (File No. 001-34851).

3.4*	Specimen stock certificate. Incorporated by reference to Exhibit 4.1 to Amendment No. 1 of our Registration Statement on Form S-1 filed on June 10, 2002 (Registration No. 333-87044).

5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP.

10.1	Red Robin Gourmet Burgers, Inc. Employment Inducement Award Restricted Stock Unit Grant Agreement

10.2	Red Robin Gourmet Burgers, Inc. Employment Inducement Award Performance Stock Unit Award Agreement

23.1	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1).

23.2	Consent of KPMG LLP.

23.3	Consent of Deloitte & Touche LLP.

24.1	Power of Attorney (included on signature page of this registration statement).

107	Filing Fee Table

*	Incorporated herein by reference as indicated

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in this registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

2.	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwood Village, State of Colorado, on this 13th day of September, 2022.

Date: September 13, 2022

RED ROBIN GOURMET BURGERS, INC.

By:	/s/ G.J. Hart
Name:	G.J. Hart
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints G.J. Hart, Lynn S. Schweinfurth and Michael Kaplan and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ G. J. HART	President and Chief Executive Officer;	September 13, 2022
G.J. Hart	Director (Principal Executive Officer and Director)

/s/ LYNN S. SCHWEINFURTH	Executive Vice President, Chief Financial	September 13, 2022
Lynn S. Schweinfurth	Officer (Principal Financial Officer)

/s/ CHERI KINDER	Chief Accounting Officer	September 13, 2022
CHERI KINDER	(Principal Accounting Officer)

/s/ DAVID A. PACE	Chairperson of the Board	September 13, 2022
David A. Pace

/s ANTHONY S. ACKIL	Director	September 13, 2022
Anthony S. Ackil

/s/ THOMAS G. CONFORTI	Director	September 13, 2022
Thomas G. Conforti

/s/ CAMBRIA W. DUNAWAY	Director	September 13, 2022
Cambria W. Dunaway

/s/ KALEN F. HOLMES	Director	September 13, 2022
Kalen F. Holmes

/s/ STEVEN K. LUMPKIN	Director	September 13, 2022
Steven K. Lumpkin

/s/ ALLISON PAGE	Director	September 13, 2022
Allison Page

/s/ ANDDRIA VARNADO	Director	September 13, 2022
Anddria Varnado